SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant |X|

Filed by a party other than the registrant | |

Check the appropriate box:

| |  Preliminary proxy statement

|X|  Definitive proxy statement

| |  Definitive additional materials

| |  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        MERCHANTS NEW YORK BANCORP, INC.
                  (Name of Registrant as Specified in Charter)

                       Karen L. Deitz, Corporate Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

| | No fee required.

| | Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

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        (2) Aggregate number of securities to which transaction applies:

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        (3) Per unit price or other underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11:

            --------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

        (5) Total fee paid:

            --------------------------------------------------------------------

| | Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

| | Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                   [Letterhead of Merchants New York Bancorp]

                                 March 25, 1998


To Our Shareholders:

     On behalf of our Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Merchants New York Bancorp. This Annual Meeting will be held at 12:00 o'clock, local time, on Tuesday, April 28, 1998, at The Harmonie Club, 4 East 60th Street, New York, N.Y. 10022. The formal notice of the meeting is attached hereto.

     The Proxy Statement describes matters that we expect will be acted upon at the meeting. The shareholders who are present will have the opportunity to ask questions.

     Our Company has performed very well having shown record results for the past twenty-one consecutive quarters and four years in a row of record earnings.

     Dividends paid to our stockholders have kept pace with our performance. "The Good Old Bank" has paid 258 consecutive quarterly cash dividends since they commenced in 1932. We also have increased our payout 45 times since 1950, most recently in 1997. This is a record very few companies in America can match.

     We are gratified by our shareholders' continued interest in the Company and pleased that in the past so many of you have voted your shares in person or by proxy. We hope you will continue to do so and urge you to return your proxy card as soon as possible.

                                                     Cordially yours,


                                                     /S/  Spencer B. Witty
                                                     ---------------------
                                                     Spencer B. Witty
                                                     Chairman of the Board

                           Merchants New York Bancorp
                               275 Madison Avenue
                            New York, New York 10016
                                 (212) 973-6600

                           --------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998
                           --------------------------


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Merchants New York Bancorp, Inc. (the "Company"), the holding company for The Merchants Bank of New York (the "Bank"), will be held on Tuesday, April 28, 1998, at 12 o'clock Noon, local time.

      The location of the Meeting will be The Harmonie Club, 4 East 60th Street, New York, 10022. The Meeting will be held for the following purposes:

      1. To elect thirteen directors to serve until the next Annual Meeting of Stockholders and/or until their successors are elected and qualified;

      2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the aggregate number of shares of Common Stock, par value $.001 per share, which the Company shall have authority to issue, from the present 10,000,000 shares to 40,000,000 shares; and

      3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

      The Board of Directors has fixed March 25, 1998, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournments or postponements thereof.

                                           By order of the Board of Directors

                                           /s/ Spencer B. Witty
                                           Spencer B. Witty
                                           Chairman of the Board

                                           /s/ James G. Lawrence
                                           James G. Lawrence
                                           President and Chief Executive Officer

                                           /s/ Karen L. Deitz
                                           Karen L. Deitz
                                           Corporate Secretary
NEW YORK, NEW YORK
March 25, 1998

      YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. IF YOU WILL BE UNABLE TO BE PRESENT AT THE MEETING OR EVEN IF YOU ANTICIPATE THAT YOU WILL ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE WITHOUT DELAY. YOU WILL BE MOST WELCOME AT THE MEETING AND MAY THEN VOTE IN PERSON IF YOU SO DESIRE, EVEN THOUGH YOU MAY HAVE EXECUTED AND RETURNED THE PROXY. ANY STOCKHOLDER WHO EXECUTES SUCH A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED. YOUR PROMPT RETURN OF YOUR PROXY WILL HELP AVOID THE COST OF FURTHER SOLICITATIONS. FOR CERTAIN ADDITIONAL FINANCIAL INFORMATION, AVAILABLE WITHOUT CHARGE, YOU MAY CONTACT KAREN L. DEITZ AT THE COMPANY OR CALL (212) 973-6600.

                           Merchants New York Bancorp
                               275 Madison Avenue
                            New York, New York 10016
                                 (212) 973-6600

                           --------------------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998
                           --------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

      General

      This statement is furnished in connection with the solicitation by the Board of Directors of Merchants New York Bancorp, Inc. (the "Company"), holding company for The Merchants Bank of New York (the "Bank"), of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") of the Company on Tuesday, April 28, 1998, and any adjournments or postponements thereof.

      The location and time of the Meeting will be The Harmonie Club, 4 East 60th Street, New York, New York 10022, at 12 o'clock Noon, local time. The Meeting will be held for the following purposes:

      1. To elect thirteen directors to serve until the next Annual Meeting of Stockholders and/or until their successors are elected and qualified;

      2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the aggregate number of shares of Common Stock, par value $.001 per share, which the Company shall have authority to issue, from the present 10,000,000 shares to 40,000,000 shares; and

      3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      This proxy statement, the accompanying notice of annual meeting and proxy and the Company's annual report to stockholders containing the Company's financial statements for the year ended December 31, 1997 are being mailed to stockholders on or about March 25, 1998.

      Record Date and Principal Stockholders

      Stockholders of record at the close of business on March 25, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. On the Record Date, the Company had outstanding entitled to vote 9,671,783 shares of common stock, par value $.001 per share (the "Common Stock"). For information regarding security ownership by management and certain other holders of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

      Revocability of Proxies

      A proxy is enclosed for use at the Meeting. Each stockholder is urged to complete and return the enclosed proxy immediately, even if attendance in person at the Meeting is anticipated. The proxy may be revoked by the stockholder at any time before it is voted by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date. Any proxy may also be revoked by (i) the stockholder's attendance at the Meeting, (ii) filing a written notice of revocation with the Secretary of the Meeting, and
(iii) voting in person. The presence of a stockholder at the Meeting will not automatically revoke that stockholder's proxy. All notices of revocation should be sent to the attention of the Company's Corporate Secretary Karen L. Deitz, Merchants New York Bancorp, Inc., 275 Madison Avenue, New York, New York 10016.

      Voting and Solicitation

      Proxies properly executed and received in time to be duly presented at the Meeting will be voted in accordance with the stockholder's directions. Properly executed proxies not marked to indicate any desired vote will be voted FOR the election of the nominees for directors named below. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

      The expense of preparing, printing, and mailing this proxy statement and the proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors and officers of the Bank in person or by telephone or telegram. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with Securities and Exchange Commission (the "SEC") regulations, in sending this proxy statement and proxies to the beneficial owners of its Common Stock.

      Quorum, Abstentions and Broker Non-Votes

      The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Company's Common Stock is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

      Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting other than the election of directors. In the election of directors, each share is entitled to cast one vote for each director to be elected. Directors of the Company shall be elected by a plurality of votes cast at the Meeting. The holders of Common Stock may not vote their shares cumulatively for election of directors. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for the election of directors. All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Therefore, abstentions will have the same effect as votes against the proposals on such matters. Broker non-votes, however, will be deemed shares not present to vote on such matters, and therefore will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for approval of such matters.

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

      The Company's Board of Directors met on twelve occasions in 1997. The Bank's Board of Directors generally meets monthly at the same time as the Company's Board of Directors. Each Director of the Company attended at least 92% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which each served. The Board of Directors has standing executive, nominating, audit, and compensation and option committees described below.

      Executive Committee. The Executive Committee consists of the following directors: Charles J. Baum (Chairman), Spencer B. Witty, Rudolf H. Hertz, James
G. Lawrence, William J. Cardew, Isidore Karten, Charles I. Silberman and Robinson Markel. The Executive Committee is empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions of the Executive Committee are reported at the next Board of Directors meeting.

      Nominating Committee. The Nominating Committee consists of the following directors: Robinson Markel (Chairman), Spencer B. Witty and Rudolf H. Hertz. The Nominating Committee meets annually to interview and recommend nominees for election as Directors of the Company. The Nominating Committee will consider nominees for the Board recommended by stockholders in accordance with the Company's By-laws.

      Audit Committee.  The Audit Committee consists of the following directors:
Alan Mirken (Chairman), Charles J. Baum, and Robinson Markel. The Audit Committee recommends outside auditors, approves overall audit scope, reviews adequacy of internal control systems, reviews annual financial statements and audit reports thereon and directs special investigations for the Board. The Audit Committee met ten times during 1997 with respect to the Bank.

      Compensation and Option Committee. The Compensation and Option Committee consists of Charles J. Baum, (Chairman), Isidore Karten, Robinson Markel, Paul Meyrowitz, Alan Mirken, Mitchell J. Nelson, Leonard Schlussel and Charles I. Silberman . The Compensation and Option Committee reviews and determines the compensation of the Bank's executive officers, and recommends the granting of options on Company Common Stock to eligible employees pursuant to the Company's Stock Option Plan. See "Compensation and Option Committee Report on Executive Officer Compensation," below.

      Planning Committee. The Planning Committee consists of the following directors: Charles I. Silberman (Chairman), Charles J. Baum, Isidore Karten, Robinson Markel, Paul Meyrowitz, Alan Mirken, Mitchell J. Nelson and Leonard Schlussel. The Planning Committee has been formed to address, with the assistance of senior management as required, strategic planning issues for growth of the Bank and expansion of its business opportunities.

      In addition to executive and audit committees with the same members and purposes as described above, the Board of Directors of the Bank has additional standing committees, with the functions and membership described below:

      Community Reinvestment Act Committee. The Community Reinvestment Act Committee consists of the following directors: Leonard Schlussel (Chairman), Spencer B. Witty, and William J. Cardew. The Community Reinvestment Act Committee is responsible for monitoring the Bank's compliance with its Community Reinvestment Act responsibilities.

      Directors' Examining Committee. The Directors' Examining Committee consists of the following directors: Isidore Karten (Chairman), Leonard Schlussel and Charles I. Silberman. The Directors Examining Committee meets with the Bank's auditors to discuss and review the condition of the Bank's loan portfolio and other matters as required by the New York State Banking Department.

      Conflict of Interest Committee. The Conflict of Interest Committee consists of the following directors: Paul Meyrowitz (Chairman), Robinson Markel, Rudolf H. Hertz, Charles J. Baum and Spencer B. Witty. The Conflict of Interest Committee resolves actual or potential conflicts of interest between the interests of the Bank's employees and those of the Bank.

      Investment Committee. The Investment Committee consists of the following directors: Spencer B. Witty (Chairman), Rudolf H. Hertz, James G. Lawrence, William J. Cardew and Eric W. Gould. The Investment Committee formulates investment strategies and programs for the Bank that are then presented to the Board for approval.

      Directors' Compensation

      During 1997, the Company paid Directors' fees of $1,000 per Board meeting attended to each director. Outside directors serving on the Executive Committee, the Audit Committee and the Community Reinvestment Act Committee each received $2,000 per year per committee. In addition, outside directors serving on the Directors' Examining Committee and the Compensation and Option Committee receive $1,000 per year per committee. Additional bonuses were awarded to some directors; these bonuses totalled $46,000 during 1997. In addition to the foregoing fees and bonuses, each outside director who attended a minimum of ten meetings of the Board in the prior year also received a stipend of $10,000. The outside directors of the Company include all directors other than Messrs. Witty, Hertz, Lawrence, Cardew and Gould. Each of the outside directors received the stipend in 1997. In addition, Mr. Silberman, Vice Chairman of the Company, receives $4,000 per month for his performance of certain consulting services. During 1997, Mr. Silberman received a total of $48,000 in consulting fees.

      In February 1997, the Company adopted a pension plan for members of the Board of Directors (the "Directors' Plan"). Under the Directors' Plan, all Directors of the Company are eligible to receive an annual benefit commencing upon termination of service as a Director. The annual benefit is equal to 80% of the average annual compensation the Director received from the Company over the two complete years prior to retirement, and will be payable for ten years or for the length of time the Director had served on the Board, whichever is less.

                              ELECTION OF DIRECTORS

      The Directors are elected annually by the stockholders. At the Meeting, thirteen directors are to be elected to serve until the next Annual Meeting of Stockholders and/or until their successors are elected and qualified. Unless otherwise directed, proxies will be voted FOR the nominees listed in this Proxy

Statement; or, if any of the nominees should be unable or unwilling to serve as a director, an event which is not anticipated, proxies will be voted FOR substitute nominees designated by the Board of Directors.

      Each nominee is presently a Director of the Company. On July 1, 1993, the Bank became a subsidiary of the Company; information below includes information as to each nominee's position with the Bank and the Company. For each nominee there follows certain biographical information, including age as of the date of this proxy statement and a brief listing of principal occupation or employment of each during the past five years. For detailed information with respect to the Common Stock ownership of each of the nominees, see the table in the section of this Proxy Statement captioned "Security Ownership of Certain Beneficial Owners and Management."

CHARLES J. BAUM

Age:  69

      Mr. Baum has been a Director of the Bank since 1976 and a Director of the Company since it became the Bank's holding company. He has been the President of Baum Brothers Imports, Inc., importers of porcelain dinnerware, for approximately 20 years, and President of Essex Manufacturing Co., Inc., manufacturers and importers of rainwear and umbrellas, since 1978. He has also been the President of Azal Sales Corp., import agents of general merchandise, since 1958.

WILLIAM J. CARDEW

Age:  71

      Mr. Cardew has been the Vice Chairman of the Board of Directors of the Company and the Bank since 1997, Chief Operating Officer of the Bank from 1985 to 1996 and Chief Operating Officer of the Company since it became the Bank's holding company. He was also the Executive Vice President of the Bank from 1985 to 1996 and of the Company since it became the Bank's holding company.

ERIC W. GOULD

Age:  30

      Mr. Gould has been employed by the Bank since 1990. He became Treasurer of the Bank and the holding company in 1996, and Vice President of both in 1997. He became Assistant Treasurer of the Bank in 1993.

RUDOLF H. HERTZ

Age:  81

      Mr. Hertz has been the Vice Chairman of the Board of Directors of the Company since 1985 and a Director of the Bank since 1962. He has been a Director of the Company since it became the Bank's holding company.

ISIDORE KARTEN

Age:  83

      Mr. Karten has been a Director of the Bank since 1976 and of the Company since it became the Bank's holding company. He has been a general partner in 990 Avamericas Associates, a real estate partnership, for approximately six years, and has been President of I. Karten, Inc., d/b/a Bermaha Textile Co., exporters of textiles, since 1961.

JAMES G. LAWRENCE

Age:  55

      Mr. Lawrence has been the President and Chief Executive Officer of the Bank since 1985, a Director of the Bank since 1984 and a Director of the Company since it became the Bank's holding company.

ROBINSON MARKEL

Age:  63

      Mr. Markel has been a Director of the Bank since 1974 and of the Company since it became the Bank's holding company. He is an attorney and has been a member of the law firm of Rosenman & Colin LLP since February 1998. From May 1995 to February 1998 he was a member of the law firm of Piper & Marbury L.L.P, and for more than twenty-one years prior to that time he was a member of the law firm of Milgrim Thomajan & Lee P.C. and its successor firms Varet Marcus & Fink P.C. and Marcus Montgomery Wolfson P.C.

PAUL MEYROWITZ

Age:  80

      Mr. Meyrowitz has been a Director of the Bank since 1981 and of the Company since it became the Bank's holding company. He is an attorney and has been a senior partner of the law firm Simon, Meyrowitz, and Meyrowitz and its predecessor firm for over fifty years.

ALAN MIRKEN

Age:  68

      Mr. Mirken has been a Director of the Bank since 1984 and of the Company since it became the Bank's holding company. From 1979 until 1988, Mr. Mirken was the President of Crown Publishing Group. From October 1988 until January 1990, he was the Vice Chairman of Random House Inc., and from March 1990 to December 1994 he was the Executive Vice President--Associate Publisher for Abbeville Press. Since January 1995, Mr. Mirken has been President of Aaron Publishing Group, Inc.

MITCHELL J. NELSON

Age:  50

      Mr. Nelson has been a Director of the Bank since 1992 and of the Company since it became the Bank's holding company. He is an attorney presently of counsel to the law firm of Christy & Viener having formerly been of counsel to Proskauer Rose Goetz & Mendelsohn from May 1992 to June 1994, and previously a partner with the law firm of Wien, Malkin & Bettex for more than ten years. He is also a principal in Atlas Partners, L.P., a real estate consulting firm, and President of Atlas Real Estate Funds, Inc., a private investment firm.

LEONARD SCHLUSSEL

Age:  68

      Mr. Schlussel has been a Director of the Bank since 1981 and of the Company since it became the Bank's holding company. He has been President of Wellbilt Equipment Corp., builders of restaurants, since 1990, and its Secretary for over twenty years. Mr. Schlussel is also a partner in several real estate ventures and has been a partner in Keybro Enterprises, a financial enterprise, for over thirty years.

CHARLES I. SILBERMAN

Age:  49

      Mr. Silberman has been a Director of the Bank since 1989 and of the Company since it became the Bank's holding company. He has also served as Vice Chairman of the Company since May 1995. He has been the President and Chairman of the Board of S. Parker Hardware Manufacturing Corp., importer and manufacturer of builders' hardware, since June 1989.

SPENCER B. WITTY

Age:  83

      Mr. Witty has been the Chairman of the Board of Directors of the Bank since 1976, a Director of the Bank since 1967 and the Chairman of the Board of Directors and a Director of the Company since it became the Bank's holding company.

                         INCREASE IN AUTHORIZED SHARES

      At present the Company is authorized to issue 10,000,000 shares of Common Stock. Of this number, 9,989,332 have been issued and are outstanding, including treasury shares and approximately 5,000,000 shares issued in connection with the 2-for-1 stock split distributed on October 7, 1997. The number of shares authorized but remaining unissued is therefore only 10,668.

      In addition to the 10,668 shares authorized but unissued, as of December 31, 1997 the Company had 317,549 shares of Common Stock in its treasury (342,430 shares purchased under the Company's share repurchase program less 24,881 shares reissued upon exercise of employee stock options). Against this total of 328,217 available shares, the Company has reserved 295,535 shares for issuance upon exercise of presently outstanding options under the Company's Qualified Stock Option Plan. Only 32,682 shares therefore remain available for general corporate purposes.

      The Company presently has no commitments, understandings or agreements requiring the issuance of additional shares of Common Stock, nor does it presently contemplate any transaction that would involve such issuance. Nonetheless, in view of the extremely small number of shares remaining available, and order to place the Company in a flexible position in considering future contingencies for which the issuance of shares may be deemed advisable, the Board of Directors has recommended that the number of authorized shares of Common Stock be raised from 10,000,000 to 40,000,000. If the proposal to authorize the additional shares is approved, some or all of such shares could, under some circumstances, be issued without further action by stockholders.

      Shares of Common Stock have no pre-emptive or similar rights. No change in the rights or privileges of stockholders will occur by reason of the proposed amendment.

      Approval of the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock entitled to vote at the meeting. No financial information is required for the exercise of prudent judgment in regard to action on the proposed amendment.

      The Board of Directors recommends a vote in favor of the proposed amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company shall be authorized to issue, from 10,000,000 shares to 40,000,000 shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Information regarding each person or group known or reasonably believed by management of the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of February 27, 1998, and information regarding the beneficial ownership of the Company's directors, and all directors and executive officers of the Company as a group, is shown in the following table.

                                        Number of Shares     Number of Shares which   Percentage of
                                       beneficially owned       may be acquired        outstanding
Name(1)                             as of February 27, 1998    within 60 days(2)        Shares(3)
-------                             -----------------------    -----------------        ---------
Charles J. Baum.....................         62,184(4)                    0                *
William J. Cardew...................         12,936(5)               45,884                *
Eric W. Gould.......................         83,712(6)                    0                *
Rudolf H. Hertz.....................        199,940(7)                9,528                2.16
Isidore Karten......................        288,452(8)                    0                2.98
James G. Lawrence...................         52,128(9)               94,500                1.50
Robinson Markel.....................        245,055(10)                   0                2.53
Paul Meyrowitz......................         20,108(11)                   0                *
Alan Mirken.........................         61,456(12)                   0                *
Mitchell J. Nelson..................          6,800                       0                *
Leonard Schlussel...................        197,840(13)                   0                2.04
Charles I. Silberman................        260,000(14)                   0                2.69
Spencer B. Witty....................        835,125(15)              28,000                8.89
All Directors and Executive
 Officers as a Group (13 persons)...      2,161,136(16)             177,912               25.40

------------
*Less than 1%.

(1) The address of each beneficial owner is c/o The Merchants Bank of New York, 275 Madison Avenue, New York, New York 10016.

(2)  Represents shares subject to options granted under the Company Option Plan.

(3) Percentage computations are made as follows: The sum of each nominee's shares beneficially owned plus shares which may be acquired (if any) is divided by the sum of the 9,989,332 shares outstanding on February 27, 1998 plus shares to be acquired by that nominee (if any). Except as otherwise noted below, each owner has sole voting and investment power over the shares listed above.

(4) Includes (i) 25,700 shares owned directly by Mr. Baum, (ii) 11,544 shares owned by Azal Sales Corp., of which Mr. Baum is the sole shareholder, (iii) 22,272 shares owned by Azal Sales Corp.'s Retirement Pension Plan, of which Mr. Baum is a trustee, and (iv) 2,668 shares owned by Mr. Baum's spouse. Mr. Baum disclaims beneficial ownership of the shares owned by his spouse.

(5) Includes (i) 4,500 shares owned directly by Mr. Cardew, (ii) 8,436 shares owned by Mr. Cardew's spouse, and (iii) 8,636 shares subject to options granted under the Company Option Plan to Mr. Cardew's spouse. Mr. Cardew disclaims beneficial ownership of the shares and options owned by his spouse.

(6) Includes (i) 200 shares owned directly by Mr. Gould, (ii) 200 shares owned by him as custodian for his minor child, (iii) 66,632 shares owned by trusts for which Mr. Gould is a co-trustee with Mr. Witty and (iv) 16,680 shares owned by Mr. Gould's mother which he votes pursuant to a power of attorney.

(7) Includes (i) 26,392 shares owned directly by Mr. Hertz, (ii) 144 shares owned by Mr. Hertz jointly with his spouse, (iii) 7,472 shares owned by Mr. Hertz's spouse, (iv) 32,788 shares owned by trusts for which Mr. Hertz, is trustee, (v) 97,968 shares owned by trusts for which Mr. Hertz is a co-trustee with Mr. Witty, and (vi) 35,176 shares owned by the Employees' Retirement Plan of the Bank for which Mr. Hertz is a co-trustee with Mr. Witty. Mr. Hertz disclaims beneficial ownership of the shares owned by his spouse, the shares held by the trusts and the shares held by the Employees' Retirement Plan (other than those attributable to him as a result of his interest in the Plan).

(8) Includes (i) 120,528 shares owned directly by Mr. Karten, (ii) 128,856 shares owned by Mr. Karten's spouse, and (iii) 39,068 shares owned by trusts for members of Mr. Karten's family. Mr. Karten disclaims beneficial ownership of the shares owned by his spouse.

(9) Includes (i) 3,816 shares owned directly by Mr. Lawrence, (ii) 36,112 shares owned by family members which Mr. Lawrence has the power to vote pursuant to a proxy, and (iii) 12,200 shares owned by an estate which Mr. Lawrence has sole voting and investment power over as executor of the estate. Mr. Lawrence disclaims beneficial ownership of the shares owned by the estate.

(10) Includes (i) 34,148 shares owned directly by Mr. Markel, (ii) 5,563 shares owned by Mr. Markel's spouse (1,740 indirectly by her and 3,823 as custodian for their minor child), (iii) 29,444 shares held by Mr. Markel's Individual Retirement Account, and (iv) 175,900 shares which Mr. Markel has power to vote pursuant to a power of attorney. Mr. Markel disclaims beneficial ownership of the shares owned by his spouse and his sister.

(11) Includes 13,108 shares owned directly by Mr. Meyrowitz and 7,000 shares owned by Mr. Meyrowitz's spouse. Mr. Meyrowitz disclaims beneficial ownership of the shares owned by his spouse.

(12) Includes 58,120 shares owned directly by Mr. Mirken and 3,336 shares owned by Mr. Mirken's spouse. Mr. Mirken disclaims beneficial ownership of the shares owned by his spouse.

(13) Includes (i) 74,200 shares owned directly by Mr. Schlussel, (ii) 120,288 shares owned by Mr. Schlussel jointly with his brother, and (iii) 3,352 shares owned by Mr. Schlussel jointly with his spouse. Mr. Schlussel has sole voting and investment power over all of these shares.

(14) Includes (i) 204,596 shares owned directly by Mr. Silberman, (ii) 49,888 shares owned by Mr. Silberman's spouse, and (iii) 5,516 shares held in custodial accounts for which Mr. Silberman is the custodian. Mr. Silberman disclaims beneficial ownership of the shares owned by his spouse.

(15) Includes (i) 301,996 shares owned directly by Mr. Witty, (ii) 2,820 shares owned by Mr. Witty's spouse, (iii) 330,533 shares owned by trusts for which Mr. Witty is trustee, (iv) 35,176 shares held by the Employees' Retirement Plan of the Bank for which Mr. Witty is a co-trustee with Mr. Hertz, and
     (v) 164,600 shares owned by trusts for which Mr. Witty is co-trustee with Mr. Gould or Mr. Hertz. Mr. Witty has shared voting and investment power over the shares owned by the trust for which he is a co-trustee and the shares held by the Employees' Retirement Plan. Mr. Witty disclaims beneficial ownership of the shares owned by his spouse, the shares owned by the trusts, and the shares held by the Employees' Retirement Plan (other than those attributable to him as a result of his interest in the Plan).

(16) Includes shares subject to stock options as described in the preceding footnotes.

                             EXECUTIVE COMPENSATION

      Summary Compensation Table

      The Summary Compensation Table shows the compensation for the past three years of each of the Company's five most highly compensated executive officers, including the Chief Executive Officer (the "named executive officers"). The named executive officers have received no compensation for their services to the Company; in each case the reported compensation has been paid by, and with respect to the services provided to, the Bank.

                                                     Annual Compensation
                                              ----------------------------------
Name and Principal Position                   Year        Salary        Bonus(1)
---------------------------                   ----        -------       --------
James G. Lawrence...........................  1997        310,000       121,932
  President and Chief Executive Officer       1996        310,000       113,750
                                              1995        310,000       113,750

Spencer B. Witty............................  1997        275,000       119,245
  Chairman of the Board                       1996        275,000       109,375
                                              1995        275,000       109,375

William J. Cardew...........................  1997        225,000       113,117
  Vice Chairman of the Board                  1996        225,000       103,125
  and Chief Operating Officer                 1995        225,000       103,125

Rudolf H. Hertz.............................. 1997        160,000        72,183
  Vice Chairman of the Board                  1996        160,000        65,000
                                              1995        160,000        65,000

Stephen A. Barrow2........................... 1997        142,000        46,217
    Executive Vice President and Chief Credit 1996        131,000        40,656
    Officer                                   1995        125,250        31,844

----------------
(1) Includes (i) bonuses under the incentive compensation bonus plan for senior executives in 1997 and (ii) regular bonus of approximately 12.5% of salary. The regular bonus is paid to all officers of the Bank (approximately 72 persons in 1997) and historically has been a part of management compensation. The incentive compensation bonus for each of the named executive officers in 1997 was as follows: Mr. Lawrence - $83,182; Mr. Witty - $83,182; Mr. Cardew - $83,182; Mr. Hertz - $50,455; and Mr. Barrow $27,500. See "Compensation and Option Committee Report on Executive Officer Compensation."

(2) Mr. Barrow is not an executive officer but is included in the Summary Compensation Table as one of the Company's most highly compensated non-executive officers pursuant to the rules of the Commission.

      Pension Plans

      Employees' Retirement Plan. The Bank maintains a non-contributory, defined benefit Retirement Plan administered by the Bank for employees. The estimated annual pension benefits payable upon retirement at a normal retirement age (65) for the named executive officers are as follows:

      James G. Lawrence.........................................    $74,868
      Spencer B. Witty..........................................     56,310
      Rudolf H. Hertz...........................................    115,161
      William J. Cardew.........................................     39,430
      Stephen A. Barrow.........................................     27,496

      Under the Retirement Plan, the normal annual benefit payable to qualifying employees upon their retirement is based upon a formula of 1.8% of the initial $160,000 of a participant's annual compensation for each year of participation. Normal retirement age under the Retirement Plan is 65. The Retirement Plan also provides for reduced benefit payments for early retirement following age 55. Covered remuneration under the Retirement Plan is an employee's salaries, wages, or other regular payments from the Bank, including commissions, overtime pay, bonuses and any other taxable compensation.

      The estimated annual pension benefits for the Bank's executive officers are based upon continuation of employment from December 31, 1997, at the salary then in effect, to retirement date. In addition, Non-Retirement Plan benefits are payable to Messrs. Witty and Hertz (under Board resolutions of November 17, 1981, March 24, 1987 and April 28, 1988, which specified respective base dollar amounts to be increased annually by 9%) in the amount of $115,330 and $29,774, respectively, and Non-Retirement Plan benefits are payable to James G. Lawrence and William J. Cardew in the amount of $50,000 each per year for 15 years guaranteed after retirement. Further, each of Messrs. Witty, Hertz, Lawrence and Cardew would receive an annual benefit of $9,600 under the Directors' Plan, upon termination of their service as a Director.

      Stock Option Grants. The Company maintains an incentive and non-qualified Employees' Stock Option Plan within the meaning of the Internal Revenue Code of 1986, as amended (the "Company Option Plan"). No options were granted to the named executive officers in 1997.

      Option Value Table. The following table shows information concerning (i) options exercised during 1997 and (i) the value at December 31, 1997 of unexercised stock options granted to the named executive officers.

                 Aggregated Option Exercises in Last Fiscal Year
                       and December 31, 1997 Option Values

                                                 Number of Unexercised            Value of Unexercised
                                                       Options at               In-the-Money Options at
                                                   December 31, 1997             December 31, 1996 (1)
                                                   -----------------             ---------------------
                           Shares
                          Acquired     Value
          Name          on Exercise  Realized  Exercisable   Unexercisable    Exercisable   Unexercisable
          ----          -----------  --------  -----------   -------------    -----------   -------------
James G. Lawrence.....         0            0      94,500           0         $3,035,340           0
Spencer B. Witty......     6,000      $51,540      28,000           0            899,360           0
William J. Cardew.....     2,500       42,400      46,884           0          1,505,914           0
Rudolf H. Hertz.......         0            0       9,528           0            306,039           0
Stephen A. Barrow.....       800        9,282      15,800           0            495,496           0

-------------
(1) Computed by deducting option exercise price from the $42.00 market price of the Common Stock at December 31, 1997. Except for 12,000 of the options owned by Mr. Barrow which have an exercise price of $10.88 per share, all of the options in the table have an exercise price of $9.88 per share.

(2) On October 7, 1997, the date the Company's 2-for-1 stock split became effective, the exercise price of all options then outstanding was reduced by 50% to adjust for the stock split.

          COMPENSATION AND OPTION COMMITTEE REPORT ON EXECUTIVE OFFICER
                                  COMPENSATION

      Objectives

      The Bank's compensation policies and procedures have historically been aligned with the Bank's conservative traditions. The Bank seeks to compensate its executive officers (including the named executive officers) in a manner which is:

      (i)   consistent  with  the  Bank's   conservative   traditions  and  cost
            structure;

      (ii) sufficient to attract and retain key executives critical to the success of the Bank;

      (iii) reflective of current performance of both the individual officer and the Bank; and

      (iv)  remuneration  of  successful   long-term  strategic  management  and
            enhancement of shareholder values.

      Components of Compensation

      The Compensation and Option Committee (the "Committee") approves the design of, assesses the effectiveness of, and administers the executive compensation programs of the Bank in support of stockholder interests. The key elements of the Bank's executive compensation program are base salary, annual incentives and long-term incentive compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package.

      Base Salary

      The Committee regularly reviews each executive's base salary. Base salaries are not necessarily compared to other institutions, although market rates for comparable executives with comparable responsibilities are considered in some cases. Base salaries are adjusted by the Committee to recognize varying levels of responsibility, experience, breadth of knowledge, internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Bank.

      Mr. Lawrence, Chief Executive Officer of the Bank, received a base salary of $310,000 for fiscal 1997. This represents no increase over 1996. Salaries of the other named executive officers were not increased over 1996.

      Annual Incentives

      The annual incentive program promotes the Bank's pay-for-performance philosophy by providing the Chief Executive Officer and other executive officers with direct financial incentives in the form of annual cash bonuses to achieve corporate and, in some cases, individual performance goals. Annual bonus opportunities allow the Bank to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

      A bonus in the amount of 12.5% of annual average salary was paid to all officers of the Bank (a total of 72 persons) in 1997. This percentage has remained the same for many years. In addition, the Bank has an incentive compensation bonus plan for the named executive officers which provides additional compensation at pre-determined levels if the Bank's pre-tax earnings (excluding securities gains) exceed certain targets. At the beginning of 1997, the Committee established specific corporate goals relating to the Bank's pre-tax earnings (excluding securities gains). Eligible executives were assigned threshold, target and maximum bonus levels based on a percentage of base salary. The incentive compensation bonus for each of the named officers is shown in under "EXECUTIVE COMPENSATION - Summary Compensation Table - Annual Compensation - Bonus" above.

      Long-Term Incentives

      In keeping  with the  Bank's  commitment  to provide a total  compensation package which includes at-risk components of pay, long-term incentive compensation comprises a significant portion of the value of an executive's total compensation package. When awarding long-term grants, the Committee considers an executive's level of responsibility, prior compensation experience, historical award data, and individual performance criteria. Long-term incentives are in the form of stock options awards under the Bank's Option Plan.

      Stock options are granted at an option price which is the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates. This design focuses executives on the creation of stockholder value over the long term. The size of stock option grants is based on competitive practice, individual performance factors and historical award data. No stock option grants were made to the named executive officers in fiscal 1997.

      Conclusion

      The Committee believes these executive compensation policies and programs serve the interests of the Bank and its stockholders effectively. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Bank's overall future success, thereby enhancing the value of the Bank for the stockholders' benefit.

      We will continue to monitor the effectiveness of the Bank's total compensation program to meet the current and future needs of the Bank.

      Members of the Compensation and Option Committee:

                           Charles J. Baum, (Chairman)
                        Isidore Karten, Robinson Markel,
                Paul Meyrowitz, Alan Mirken, Mitchell J. Nelson,
                   Leonard Schlussel and Charles I. Silberman

                             STOCK PERFORMANCE GRAPH

      Set forth following this paragraph is a line graph comparing the total stockholder return in the Bank Common Stock and, as of July 1, 1993, Company Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, and adjusted for stock splits, with the cumulative total return of the NASDAQ Stock market Index (US Companies) and NASDAQ Bank Stocks for the last five years, as prepared for the Company by the Center for Research in Security Prices of the University of Chicago in accordance with the SEC regulations.

                Comparison of Five Year Cumulative Total Returns
                        Merchants New York Bancorp, Inc.
                   NASDAQ Stock Market and NASDAQ Bank Stocks


   [The following table was depicted as a line graph in the printed material]



--------------------------------------------------------------------------------
                                     Legend

Symbol        Index Description:                     12/31/92  12/31/93  12/30/94  12/29/95  12/31/96  12/31/97
------        ------------------                     --------  --------  --------  --------  --------  --------
________      MERCHANTS NEW YORK BANCORP               100.0     119.5     116.3    149.3      160.6     428.6

-- -- -- --   Nasdaq Stock Market (US Companies)       100.0     114.8     112.2    158.7      195.2     239.5

 . . . . . .   Nasdaq Bank Stocks                       100.0     114.0     113.6    169.2      223.4     377.4
              SIC 6020-6029, 6710-6719 US & Foreign

Notes:

    A. The lines represent index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading days is used.
    D.  The index level for all series was set to $100.00 on 12/31/92.

--------------------------------------------------------------------------------

There can be no assurance as to future trends in the cumulative total return of the Company's Common stock or of the foregoing indices. The Company does not make or endorse any predictions as to future stock performance.

      In September, 1997 the Board of Directors approved an expansion of the Company's share repurchase program applicable to the Common Stock. The repurchase program was initiated in August, 1996 with a limit of 5% of the outstanding shares of Common Stock. The September, 1997 expansion raised this limit to 10% of the outstanding shares of Common Stock, or approximately 1,000,000 shares. As of December 31, 1997, a total of 342,430 shares had been repurchased under the program, at a total cost of approximately $7,000,000. Of these, 24,881 shares were reissued upon exercise of employee stock options, and the Company received a total of approximately $380,000 in payment of option exercise prices. Unless reissued, repurchased shares are held in the Company's treasury and appear on the Company's financial statements as a reduction of stockholder equity. Treasury shares do not receive any dividends and are not voted at meetings of stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Any directors, officers or their associates or business affiliates who have loans outstanding with the Bank have these extensions of credit in the ordinary course of the Bank's business and on substantially the same terms as those prevailing at the time for comparable transactions with members of the general public, including interest rates and collateral. Such loans did not involve more than the normal risk of collectibility or present other unfavorable features.

      Robinson Markel, a director of the Bank, was during 1997 a partner in Piper & Marbury L.L.P. ("P&M"). During 1997, the Bank paid P&M approximately $100,000 for legal services rendered for the Bank and its wholly-owned subsidiary Merchants Capital Corp. Compensation paid to P&M during 1998 is expected to be substantially lower.

      Paul Meyrowitz, a director of the Bank, is a partner in Simon, Meyrowitz and Meyrowitz("SM&M"). During 1997, the Bank paid SM&M approximately $150,000 for legal services rendered for the Bank, and compensation to be paid for legal services rendered during 1998 is not expected to substantially exceed that amount.

      There are no family relationships among the nominees for directors, except that Messrs. Witty and Gould are grandfather and grandson.

                                  OTHER MATTERS

      The Board of Directors of the Company does not know of any matters other than those described in this proxy statement that will be presented for action at the meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxies will vote the shares represented by such proxies on such matters as instructed by the Board of Directors of the Company, who have instructed the proxies to vote in accordance with the proxies' own best judgment in the absence of express instruction from the Board.

      Independent Auditors and Accountants of the Company

      KPMG Peat Marwick LLP are the Company's independent auditors and have been the Bank's auditors since 1982. Freeman, Davis, Furgatch & Co. prepares the Bank's and the Company's corporate income tax returns and have been with the Bank since 1975. It is the Company's intent to continue the services of both accounting firms for 1998. Representatives of both accounting firms will be present at the Meeting and will have the opportunity to make a statement, if they wish, and to respond to appropriate questions from stockholders.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended.

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own 10% of the Company's Common Stock (the "Reporting Persons"), to file reports regarding their Company Common Stock ownership and changes in ownership with the SEC. Based solely on a review of the copies of such forms furnished to the Company and written representations from certain of the Reporting Persons, the Company believes that during 1997, the Reporting Persons complied with all Section 16(a) reporting requirements applicable to them.

      Stockholder Proposals

      Any stockholder who wishes to submit a proposal for the 1999 Annual Meeting of Stockholders of the Company should submit the proposal to the Company by November 28, 1998.

                                          By the order of the Board of Directors

                                          /s/ Spencer B. Witty
                                          Spencer B. Witty
                                          Chairman of the Board

                                          /s/ James G. Lawrence
                                          James G. Lawrence
                                          President and Chief Executive Officer

NEW YORK, NEW YORK
March 25, 1998

PROXY                      MERCHANTS NEW YORK BANCORP                      PROXY
                 ANNUAL MEETING OF STOCKHOLDERS--APRIL 28, 1998

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Harold N. London and David H. Meyrowitz, or either of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Merchants New York Bancorp, Inc. (the "Company") at the Annual Meeting of Stockholders or any adjournment thereof, as instructed below:

Proposal One: Election of Directors

Nominees

Charles J. Baum,  William J.  Cardew,  Eric W. Gould,  Rudolf H. Hertz,  Isidore
Karten, James G. Lawrence, Robinson Markel, Paul Meyrowitz, Alan Mirken, Mitchell J. Nelson, Leonard Schlussel, Charles I. Silberman and Spencer B. Witty.

(mark one)

[ ] FOR ALL NOMINEES

[ ] WITHHOLD ALL NOMINEES

[ ] FOR ALL NOMINEES,
    EXCEPT AS INDICATED

INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL  NOMINEE,  PLACE
               AN "X" IN THE BOX ON THE LEFT AND STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.

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THE SHARES  REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND
AS THE PROXIES DEEM ADVISABLE ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT, EACH DATED MARCH 25, 1998.

                                  PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE
                                    ENCLOSED ENVELOPE.

                                  DATED:__________________________________, 1998

                                  __________________________________________L.S.

                                  __________________________________________L.S.

                                  (NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.)